PLAN AND AGREEMENT OF TRIANGULAR MERGER
BETWEEN
GLOBAL EARTH ENERGY, INC.,
GLOBAL EARTH ENERGY ACQUISITION COMPANY
AND
688239 B.C. LTD.

GLOBAL EARTH ENERGY, INC., a Nevada corporation (“Global Earth”), GLOBAL EARTH ENERGY ACQUISITION COMPANY, a Wyoming corporation (the “Subsidiary”), 688239 B.C. LTD., a British Columbia corporation (“688239 B.C.”), and MELVIN K. DICK (the “688239 B.C. Stockholder”), hereby agree as follows:

WHEREAS, the Subsidiary is a wholly-owned subsidiary of Global Earth; and

WHEREAS, 688239 B.C. desires to merge (the “Merger”), subject to the approval of the 688239 B.C. Stockholder with and into the Subsidiary; and

WHEREAS, as a result of the Merger, the 688239 B.C. Stockholder will receive shares of the common stock of Global Earth, $0.10 par value per share (the “Global Earth Common Stock”) in exchange for all of his shares of the Class A Common Stock of 688239 B.C., without par value per share (the “688239 B.C. Common Stock”);

NOW, THEREFORE, in consideration of the foregoing and the following mutual covenants and agreements, the parties agree as follows:

1.

Plan Adopted.  A plan of merger whereby 688239 B.C. merges with and into the Subsidiary (this “Plan of Merger”), pursuant to the provisions of laws of the Province of British Columbia and the State of Wyoming and Section 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended, is adopted as follows:

(a)

688239 B.C. shall be merged with and into the Subsidiary, to exist and be governed by the laws of the State of Wyoming.

(b)

The Subsidiary shall be the surviving corporation (the “Surviving Corporation”) and its name shall be changed to RCI Solar, Inc.  The Surviving Corporation will continue to be a wholly-owned subsidiary of Global Earth.

(c)

When this Plan of Merger shall become effective, the separate existence of 688239 B.C. shall cease and the Surviving Corporation shall succeed, without other transfer, to all the rights and properties of 688239 B.C. and shall be subject to all the debts and liabilities of such corporation in the same manner as if the Surviving Corporation had itself incurred them.  All rights of creditors and all liens upon the property of each constituent entity shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Merger.

(d)

The Surviving Corporation will be responsible for the payment of all fees and franchise taxes of the constituent entities payable to the State of Wyoming and the Province of British Columbia, if any.

(e)

The Surviving Corporation will carry on business with the assets of 688239 B.C., as well as the assets of the Subsidiary.

(f)

The Surviving Corporation will be responsible for the payment of the fair value of shares, if any, required under the laws of the Province of British Columbia.

(g)

The 688239 B.C. Stockholder will surrender all of his shares of the 688239 B.C. Common Stock in the manner hereinafter set forth.

(h)

In exchange for the shares of the 688239 B.C. Common Stock surrendered by the 688239 B.C. Stockholder, Global Earth will issue and transfer to him on the basis hereinafter set forth, shares of the Global Earth Common Stock.

(i)

A copy of this Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

(j)

The authorized capital stock of the Subsidiary is 800,000,000 shares of common stock, par value $0.001 per share (the “Subsidiary Common Stock”), of which one share is issued and outstanding, and 100,000,000 shares of preferred stock, par value $0.001 per share, of which none are issued or outstanding.

(k)

The authorized capital stock of 688239 B.C. is 10,000 shares of common stock, without par value per share, of which 5,000 shares are issued and outstanding held by the 688239 B.C. Stockholder, who is the sole stockholder of 688239 B.C., and an “accredited investor” as defined in the Securities Act of 1933, as amended (the “Securities Act”).

2.

Effective Date.  The effective date of the Merger (the “Effective Date”) shall be the date of the filing of Articles of Merger for the Subsidiary and 688239 B.C. in the State of Wyoming and the Province of British Columbia.

3.

Submission to Stockholders.  This Plan of Merger shall be submitted for approval separately to the 688239 B.C. Stockholder and to Global Earth, the sole stockholder of the Subsidiary, in the manner provided by the laws of the State of Wyoming and the Province of British Columbia.

4.

Manner of Exchange.  On the Effective Date, the 688239 B.C. Stockholder shall surrender his stock certificates representing all of the issued and outstanding shares of the 688239 B.C. Common Stock to the Subsidiary in exchange for certificates representing the shares of the Global Earth Common Stock to which he is entitled.  In exchange, the Subsidiary shall receive all of the issued and outstanding shares of the 688239 B.C. Common Stock held by the 688239 B.C. Stockholder.  Following the receipt of the shares of the 688239 B.C. Common Stock by the Subsidiary, the shares of the 688239 B.C. Common Stock shall be cancelled.  The one share of the Subsidiary Common Stock shall remain issued and outstanding.

5.

Basis of Exchange.  The 688239 B.C. Stockholder currently owns 5,000 shares of the 688239 B.C. Common Stock, which shares constitute all of the issued and outstanding shares of the capital stock of 688239 B.C.  As a result of the Merger, the 688239 B.C. Stockholder shall be entitled to receive, in exchange for all of his shares of the 688239 B.C. Common Stock, 65,000,000 shares of the Global Earth Common Stock on the basis of 13,000 shares of the Global Earth Common Stock for each share of the 688239 B.C. Common Stock held by the 688239 B.C. Stockholder.  Any fractional number of shares to be received shall be rounded up to the nearest whole number.  Following the Effective Date, Global Earth shall have 96,842,582 shares of the Global Earth Common Stock issued and outstanding, owned as follows: (a) 31,842,582 shares owned by the Global Earth Stockholders and (b) 65,000,000 shares owned by the 688239 B.C. Stockholder.

6.

Restricted Shares.  All shares of the Global Earth Common Stock to be received by the 688239 B.C. Stockholder hereunder shall be restricted in their resale as provided in the Securities Act, and shall contain a legend as required by Rule 144 promulgated under the Securities Act (“Rule 144”) which shall read as follows:

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

The restricted nature of such shares shall not be taken into account or any quoted price of the shares on the Effective Date.  Upon receipt of the Global Earth Common Stock, the 688239 B.C. Stockholder shall execute a Subscription Agreement in the form attached hereto as Attachment A.  In that regard, the 688239 B.C. Stockholder shall acknowledge that Global Earth does not have any obligation to register for resale pursuant to the Securities Act, the shares of the Global Earth Common Stock to be received by him hereunder.

7.

Directors and Officers of the Surviving Corporation.

(a)

Following the Merger, the present Board of Directors of the Surviving Corporation shall serve as the Board of Directors of the Surviving Corporation until the next annual meeting or until such time as their successors have been elected and qualified.

(b)

If a vacancy shall exist on the Board of Directors of the Surviving Corporation on the Effective Date, such vacancy may be filled by the Board of Directors of the Surviving Corporation as provided in the Bylaws of the Surviving Corporation.

(c)

All persons who, on the Effective Date, are executive or administrative officers of the Surviving Corporation shall be the officers of the Surviving Corporation until the Board of Directors of the Surviving Corporation shall otherwise determine.  The Board of Directors of the Surviving Corporation may elect or appoint such additional officers as it may deem necessary or appropriate.

8.

Articles of Incorporation.  The Articles of Incorporation of the Subsidiary existing on the Effective Date, as amended to reflect the change of name to RCI Solar, Inc., a copy of which is attached hereto as Attachment B shall continue in full force as the Articles of Incorporation of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

9.

Bylaws.  The Bylaws of the Subsidiary existing on the Effective Date, as amended to reflect the change of name to RCI Solar, Inc., a copy of which is attached hereto as Attachment C shall continue in full force as the Bylaws of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

10.

Copies of the Plan of Merger.  A copy of this Plan of Merger is on file at 1 – 215 Neave Road, Kelowna, British Columbia, Canada V1V 2L9, the principal offices of 688239 B.C., and at 1213 Culbreth Drive, Wilmington, North Carolina 28405, the principal offices of Global Earth and the Subsidiary.  A copy of this Plan of Merger will be furnished to any stockholder of 688239 B.C., Global Earth, or the Subsidiary, on written request and without cost.

11.

Representations and Warranties of 688239 B.C. and the 688239 B.C. Stockholder.  Where a representation contained in this Agreement is qualified by the phrase “to the best knowledge of 688239 B.C. or the 688239 B.C. Stockholder” (or words of similar import), such expression means that, after having conducted a due diligence review, 688239 B.C. or the 688239 B.C. Stockholder believes the statement to be true, accurate, and complete in all material respects.  Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known.  688239 B.C. and the 688239 B.C. Stockholder represent and warrant to Global Earth and the Subsidiary as follows:

(l)

Power and Authority.  688239 B.C. and the 688239 B.C. Stockholder have full power and authority to execute, deliver, and perform this Agreement and all other agreements, certificates or documents to be delivered in connection herewith, including, without limitation, the other agreements, certificates and documents contemplated hereby (collectively the “Other Agreements”).

(m)

Binding Effect.  Upon execution and delivery by 688239 B.C. and the 688239 B.C. Stockholder, this Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of 688239 B.C. and the 688239 B.C. Stockholder, enforceable against 688239 B.C. and the 688239 B.C. Stockholder in accordance with the terms hereof and thereof, except as the enforceability hereof or thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(n)

Effect.  Neither the execution and delivery of this Agreement or the Other Agreements nor full performance by 688239 B.C. and the 688239 B.C. Stockholder of their obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Articles of Incorporation of 688239 B.C. or, subject to obtaining any and all necessary consents, of any contract, commitment or other obligation of 688239 B.C. and the 688239 B.C. Stockholder or necessary for the operation of the business of 688239 B.C. (the “Business”) following the Merger or any other material contract, commitment, or other obligation to which 688239 B.C. and the 688239 B.C. Stockholder is a party, or create or result in the creation of any encumbrance on any of the property of 688239 B.C.  Except as otherwise disclosed to Global Earth before the date of this Agreement and disclosed on Schedule 11(c) attached hereto, 688239 B.C. is not in violation of its Articles of Incorporation, or of any indebtedness, mortgage, contract, lease, or other agreement or commitment.

(o)

No Consents.  No consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Effective Date, be obtained or made by 688239 B.C. or the 688239 B.C. Stockholder or prior to the Effective Date to authorize the execution, delivery and performance by 688239 B.C. and the 688239 B.C. Stockholder of this Agreement or the Other Agreements.

(p)

Capitalization.  688239 B.C. is authorized by its Articles of Incorporation to issue 10,000 shares of the 688239 B.C. Common Stock.  As of the date of this Agreement, there are 100 shares of the 688239 B.C. Common Stock duly and validly issued and outstanding, fully paid, and non-assessable.  Other than as disclosed herein, there are no outstanding options, contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of the 688239 B.C. Common Stock or other securities or entitling anyone to acquire the 688239 B.C. Common Stock or other securities of 688239 B.C.

(q)

Stock Ownership.  On the Effective Date, 688239 B.C. will have one stockholder, who is an “accredited investor” as defined in the Securities Act, who will have good, absolute, and marketable title to 5,000 shares of the 688239 B.C. Common Stock as described herein, which constitute 100 percent of the issued and outstanding shares of the 688239 B.C. Common Stock.  688239 B.C. and the 688239 B.C. Stockholder have the complete and unrestricted right, power and authority to cause the Merger pursuant to this Agreement.  The delivery of the 688239 B.C. Common Stock to the Subsidiary as herein contemplated will vest in the Subsidiary good, absolute and marketable title to the shares of the 688239 B.C. Common Stock as described herein, free and clear of all liens, claims, encumbrances, and restrictions of every kind, except those restrictions imposed by applicable securities laws or this Agreement.

(r)

Organization and Standing of 688239 B.C.  688239 B.C. is a duly organized and validly existing British Columbia corporation in good standing, with all requisite corporate power and authority to carry on the Business as presently conducted in each of the jurisdictions where it is currently doing business.  688239 B.C. has qualified to do business in the states reflected on Schedule 11(g) attached hereto.

(s)

Employees.  688239 B.C. has six employees.

(t)

Financial Statement.  688239 B.C. has furnished Global Earth and the Subsidiary an unaudited consolidated balance sheet of 688239 B.C. as of January 31, 2010, and the related consolidated statement of income and retained earnings for the period covered thereby (the “Financial Statement”).  The Financial Statement (i) is in accordance with the books and records of 688239 B.C.; (ii) fairly presents the financial condition of 688239 B.C. at such date and the results of its operations for the period therein specified; (iii) was prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; and (iv) with respect to all contracts and commitments of 688239 B.C., reflects adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income.  Specifically, but not by way of limitation, the Financial Statement discloses all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) of 688239 B.C. on the dates therein specified(except such debts, liabilities, and obligations as are not required to be reflected therein in accordance with generally accepted accounting principles).

(u)

Present Status.  Since the date reflected on the Financial Statement, except as reflected on Schedule 11(j) attached hereto, 688239 B.C. has not (i) incurred any material obligations or material liabilities, absolute, accrued, contingent, or otherwise, except current trade payables; (ii) discharged or satisfied any liens or encumbrances, or paid any obligations or liabilities, except current Financial Statement liabilities and current liabilities incurred since the dates reflected on the Financial Statement, in each case, in the ordinary course of business; (iii) declared or made any stockholder payment or distribution or purchased or redeemed any of its securities or agreed to do so; (iv) mortgaged, pledged, or subjected to lien, encumbrance, or charge any of its assets except as shall be removed prior to or at the Effective Date; (v) canceled any debt or claim; (vi) sold or transferred any assets of a material value except sales from inventory in the ordinary course of business; (vii) suffered any damage, destruction, or loss (whether or not covered by insurance) materially affecting its properties, business, or prospects; (viii) waived any rights of a material value; (ix) entered into any transaction other than in the ordinary course of business.  Further, since the date reflected on the Financial Statement, except as reflected on Schedule 11(k) attached hereto, there has not been any change in or any event or condition (financial or otherwise) affecting the property, assets, liabilities, operations, or prospects of 688239 B.C., other than changes in the ordinary course of its business, none of which has (either when taken by itself or taken in conjunction with all other such changes) been materially adverse.  Provided, however, notwithstanding anything herein contained to the contrary, the land and building currently described in the assets listed in the Financial Statement attached in Schedule 11(j) shall not be included in the assets of 688239 B.C. at the Effective Date of the Merger.

(v)

Tax Returns and Audits.  As of the date of this Agreement, except as reflected on Schedule 11(k) attached hereto, 688239 B.C. has duly filed all United States and Canadian federal, provincial/and or state, and local tax returns as required to be filed by it (including, but not limited to, all payroll or other employment related tax returns), and has paid all United States and Canadian federal, provincial and/or state and local taxes, including, but not limited to all payroll and employment taxes, required to be paid with respect to the periods covered by such returns.  Except as reflected on Schedule 11(k) attached hereto, 688239 B.C. has not been delinquent in the payment of any tax, assessment, or governmental charge, and has not had any tax deficiencies proposed or assessed against it and has not executed any waiver of the statute of limitations on the assessment or collection of any tax.

(w)

Litigation.  Other than as reflected on Schedule 11(l) attached hereto, 688239 B.C. has disclosed all litigation, arbitrations, claims, governmental or other proceedings (formal or informal), or investigations pending, threatened, or in prospect (or any basis therefor known to 688239 B.C.) with respect to 688239 B.C., or any of its business, properties, or assets prior to the execution of this Agreement.  Except as reflected on Schedule 11(l) attached hereto, 688239 B.C. is not affected by any present or threatened strike or other labor disturbance or, to the best knowledge of 688239 B.C. and the 688239 B.C. Stockholder, is any union attempting to represent any employee of 688239 B.C. as collective bargaining agent.  688239 B.C. is not in material violation of, or in material default with respect to, any law, rule, regulation, order, judgment, or decree; nor is 688239 B.C. required to take any action in order to avoid such a violation or default.

(x)

Compliance with Laws and Regulations.  Except as otherwise disclosed in Schedule 11(m) attached hereto, to the best knowledge of 688239 B.C. and the 688239 B.C. Stockholder, 688239 B.C. is in material compliance, with all laws, ordinances, codes, restrictions, regulations (environmental and otherwise) and other legal requirements applicable to the conduct of the Business, the noncompliance with which would be likely to have a material adverse effect on the Business; and there are no lawsuits or proceedings pending or, to its best knowledge, threatened with respect to the foregoing.

(y)

No Defaults.  Other than as reflected on Schedule 11(n) attached hereto, to the best knowledge of 688239 B.C. and the 688239 B.C. Stockholder, 688239 B.C. is not in default under any provision, of any lease, contract, commitment, obligation, note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness, and no existing condition exists which, with the giving of notice or the passage of time, or both, would constitute such a default, in either case, which default is or would be likely to have a material adverse effect on the Business.

(z)

Permits and Approvals.  Except as otherwise disclosed on Schedule 11(o) attached hereto, to the best knowledge of 688239 B.C. and the 688239 B.C. Stockholder, 688239 B.C. has all permits and approvals required for the conduct of the Business and is not in material default under any permit, approval or qualification, which default is likely to have a material adverse effect on 688239 B.C. or the Business, nor is there any existing condition which, with the giving of notice or the passage of time, or both, would constitute such a material default; (ii) other than those items listed on Schedule 11(o) attached hereto, no permit, approval or qualification of any government or governmental unit, agency, board, body or instrumentality, whether federal, state or local, is necessary for the conduct of the Business as same has been and is being conducted; and (iii) there is no lawsuit or proceeding pending or threatened with respect to any of the foregoing.

(aa)

Properties.  Except as reflected on Schedule 11(p) attached hereto, 688239 B.C. has good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets used in its business or owned by it (except real and other properties and assets as are held pursuant to leases or licenses), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances, other than as shown on the Financial Statement, including, but not limited to a tax lien for unpaid real estate taxes.  Moreover:

(i)

No real property owned, leased, licensed, or used by 688239 B.C. lies in an area which is, or to the best knowledge of 688239 B.C. and the 688239 B.C. Stockholder will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or their ownership, leasing, licensing, or use of that real property in the business in which 688239 B.C. is now engaged or the business in which it contemplates engaging.

(ii)

The real and other properties and assets owned, leased, or licensed by 688239 B.C. constitute all such properties and assets which are necessary to the business of 688239 B.C. as presently conducted or as it contemplates conducting.

(bb)

Patents and Trademarks.  Except as reflected on Schedule 11(q) attached hereto, to the best of the best knowledge of 688239 B.C. and the 688239 B.C. Stockholder, 688239 B.C. owns, possesses and has good title to all of the copyrights, trademarks, trademark rights, patents, patent rights, and licenses necessary in the conduct of the Business.  Except as reflected on Schedule 11(q) attached hereto, to the best knowledge of 688239 B.C. and the 688239 B.C. Stockholder, 688239 B.C. is not infringing upon or otherwise acting adversely to the rights of any person, under, or in respect to, any copyrights, trademarks, trademark rights, patents, patent rights, or licenses owned by any person or entity, and there is no claim or pending or threatened action with respect thereto.  688239 B.C. has the unrestricted right to use (free and clear of any rights or claims of others) all trade secrets, customer lists, manufacturing and other processes incident to the manufacture, use or sale of any and all products presently sold by it.

(cc)

Compliance with Environmental Laws.  Except as otherwise disclosed on Schedule 11(r) attached hereto, to the best knowledge of 688239 B.C. and the 688239 B.C. Stockholder, 688239 B.C. has not violated and is not in violation of the Federal Clean Air Act (42 U.S.C. 7401, et seq.), Federal Water Pollution Control Act (33 U.S.C. 1251, et seq.), the Federal Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6901, et seq.), the Federal Comprehensive Environmental Responsibility, Clean Up and Liability Act of 1980 (42 U.S.C. 9601, et seq.), the Federal Toxic Substance Control Act of 1976 (15 U.S.C. 2601, et seq.) or any state or local laws or ordinances regulating the subjects covered by the federal statutes identified above, including rules and regulations thereunder.  Prior to the Effective Date, 688239 B.C. either directed, participated in and/or authorized that studies of the environmental status of 688239 B.C.’s properties and operations of the Business be prepared, which studies are listed or otherwise described in Schedule 11(r) hereto (collectively the “Studies”).  The Studies, as well as those other matters, correspondence, reports and the like disclosed in Schedule 11(r) hereto, have been delivered to Global Earth and the counsel for Global Earth and environmental consultants and are incorporated herein by reference as though set out herein.

(dd)

Absence of Certain Changes or Events.  Except as otherwise disclosed on Schedule 11(s) attached hereto, since January 31, 2010, there has not been any change in or any event or condition (financial or otherwise) affecting the property, assets (including cash and all accounts receivable), liabilities, operations, or prospects of 688239 B.C., other than changes in the ordinary course of its business, none of which has (either when taken by itself or taken in conjunction with all other such changes) been materially adverse.

(ee)

Purchase and Outstanding Bids.  No purchase commitments of 688239 B.C. are in excess of normal, ordinary, and usual requirements of its business, or were made at any price in excess of the then current market price or contained terms and conditions more onerous than those usual and customary in the industry.

(ff)

Insurance Policies.  There are in full force all policies of fire, liability, and other forms of insurance pertaining to the properties and assets of 688239 B.C.  Such policies are in an amount and against such losses and risks as are generally maintained by comparable businesses, copies of which have been delivered to Global Earth upon the execution of this Agreement.

(gg)

Employment Contracts.  Except as disclosed in Schedule 11(v) hereto, 688239 B.C. has no employment contract, written or otherwise, with any employee or former employee.

(hh)

Compliance with Laws and Regulations.  To the best knowledge of 688239 B.C. and the 688239 B.C. Stockholder, 688239 B.C. is in material compliance, with all laws, ordinances, codes, restrictions, regulations and other legal requirements applicable to the conduct of the Business, the noncompliance with which would be likely to have a material adverse effect on the Business; and there are no lawsuits or proceedings pending or, to its knowledge, threatened with respect to the foregoing.

(ii)

No Defaults.  To the best knowledge of 688239 B.C. and the 688239 B.C. Stockholder, 688239 B.C. is not in default under any provision, of any lease, contract, commitment, obligation, note, bond, debenture, mortgage, indenture, security agreement, guaranty, or other instrument of indebtedness, and no existing condition exists which, with the giving of notice or the passage of time, or both, would constitute such a default, in either case, which default is or would be likely to have a material adverse effect on the Business.

(jj)

Authority to Merge.  688239 B.C. has all requisite power and authority to execute, deliver, and perform this Agreement.  All necessary corporate proceedings of 688239 B.C. have been duly taken to authorize the execution, delivery, and performance of this Agreement by 688239 B.C.  This Agreement has been duly authorized, executed and delivered by 688239 B.C.; is the legal, valid, and binding obligation of 688239 B.C.; and is enforceable as to it in accordance with its terms subject to any laws relating to bankruptcy or any other similar laws.

No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration of filing with, any United States or Canadian federal, provincial and/or state, local, or other governmental authority or any court or other tribunal is required by 688239 B.C. for the execution, delivery, or performance of this Agreement by 688239 B.C.  No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which 688239 B.C. is a party, or to which any of its properties or assets are subject, is required for the execution, delivery or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the articles of incorporation (or other charter document) of 688239 B.C. or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on 688239 B.C. or to which any of its operations, business, properties, or assets are subject.

(kk)

Records.  The books of account and minute books of 688239 B.C. are complete and correct, and reflect all those transactions involving its business which properly should have been set forth in such books.

(ll)

SEC Filings.  688239 B.C. has had the opportunity to review and has reviewed all of the filings (the “SEC Filings”) of Global Earth with the United States Securities and Exchange Commission (the “SEC”).

(mm)

Representations and Warranties True and Complete.  All representations and warranties of 688239 B.C. and the 688239 B.C. Stockholder in this Agreement and the Other Agreements are true, accurate and complete in all material respects as of the Effective Date.

(nn)

No Knowledge of Default.  688239 B.C. and the 688239 B.C. Stockholder have no knowledge that any representations and warranties of Global Earth or the Subsidiary contained in this Agreement or the Other Agreements are untrue, inaccurate or incomplete or that Global Earth or the Subsidiary is in default under any term or provision of this Agreement or the Other Agreements.

(oo)

No Untrue Statements.  No representation or warranty by 688239 B.C. or the 688239 B.C. Stockholder in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

(pp)

Reliance.  The foregoing representations and warranties are made by 688239 B.C. and the 688239 B.C. Stockholder with the knowledge and expectation that Global Earth and the Subsidiary are placing complete reliance thereon.

12.

Representations and Warranties of Global Earth and the Subsidiary.  Where a representation contained in this Agreement is qualified by the phrase “to the best knowledge of Global Earth or the Subsidiary” (or words of similar import), such expression means that, after having conducted a due diligence review, Global Earth and the Subsidiary believe the statement to be true, accurate, and complete in all material respects.  Knowledge shall not be imputed nor shall it include any matters which such person should have known or should have been reasonably expected to have known.  Global Earth and the Subsidiary hereby represent and warrant to 688239 B.C. as follows:

(a)

Power and Authority.  Global Earth and the Subsidiary have full power and authority to execute, deliver and perform this Agreement and the Other Agreements.

(b)

Authorization.  The execution, delivery and performance of this Agreement and the Other Agreements by Global Earth and the Subsidiary have been duly authorized by all requisite corporate action.

(c)

Binding Effect.  Upon execution and delivery by Global Earth and the Subsidiary, this Agreement and the Other Agreements shall be and constitute the valid, binding and legal obligations of Global Earth and the Subsidiary enforceable against them in accordance with the terms hereof or thereof, except as the enforceability hereof and thereof may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(d)

Effect.  Neither the execution and delivery of this Agreement or the Other Agreements nor full performance by Global Earth and the Subsidiary of their obligations hereunder or thereunder will violate or breach, or otherwise constitute or give rise to a default under, the terms or provisions of the Articles of Incorporation or Bylaws of Global Earth or the Subsidiary or, subject to obtaining any and all necessary consents, of any contract, commitment or other obligation of Global Earth or the Subsidiary or necessary for the operation of the business of Global Earth or the Subsidiary following the Effective Date or any other material contract, commitment, or other obligation to which Global Earth or the Subsidiary is a party, or create or result in the creation of any encumbrance on any of the assets of Global Earth or the Subsidiary.

(e)

No Consents.  No consent, approval or authorization of, or registration, declaration or filing with any third party, including, but not limited to, any governmental department, agency, commission or other instrumentality, will, except such consents, if any, delivered or obtained on or prior to the Effective Date, be obtained or made by Global Earth and the Subsidiary prior to the Effective Date to authorize the execution, delivery and performance by Global Earth and the Subsidiary of this Agreement or the Other Agreements.

(f)

Access to Records.  Global Earth and the Subsidiary shall afford 688239 B.C. and its attorneys, accountants, investment bankers and other representatives access, during normal business, to all of its business operations, properties, books, files, and records, and will cooperate in their examination thereof.  No such examination, however, shall constitute a waiver or relinquishment by 688239 B.C. of its right to rely upon covenants, representations, and warranties of Global Earth and the Subsidiary made herein or pursuant hereto.  Until the Effective Date or the termination of this Agreement, whichever shall occur first, and after the termination of this Agreement in the event this Agreement does not close, 688239 B.C. will hold in confidence all information so obtained by 688239 B.C. as a result of such examination.

(g)

Exchange Act Status.  Global Earth is a fully reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Global Earth Common Stock is registered under Section 12(g) of the Exchange Act.  At the Effective Date, Global Earth shall be current in all of its SEC Filings as required by the Exchange Act.

(h)

Financial Statement.  Global Earth has furnished 688239 B.C. and the 688239 B.C. Stockholder by means of the SEC Edgar web site containing the SEC Filings of Global Earth an audited consolidated balance sheet of Global Earth as of August 31, 2009, and the related consolidated statement of income and retained earnings for the period covered thereby (the “Global Earth Financial Statement”).  The Global Earth Financial Statement (i) is in accordance with the books and records of Global Earth; (ii) fairly presents the financial condition of Global Earth at such date and the results of its operations for the period therein specified; (iii) was prepared in accordance with generally accepted accounting principles applied upon a basis consistent with prior accounting periods; and (iv) with respect to all contracts and commitments of Global Earth, reflects adequate reserves for all reasonably anticipated losses and costs in excess of anticipated income.  Specifically, but not by way of limitation, the Global Earth Financial Statement discloses all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent, or otherwise and whether due or to become due) of Global Earth on the dates therein specified (except such debts, liabilities, and obligations as are not required to be reflected therein in accordance with generally accepted accounting principles).

(i)

Litigation.  Other than as reflected on the SEC Edgar web site containing the SEC Filings of Global Earth, Global Earth has disclosed all litigation, arbitrations, claims, governmental or other proceedings (formal or informal), or investigations pending, threatened, or in prospect (or any basis therefor known to Global Earth) with respect to Global Earth, or any of its business, properties, or assets prior to the execution of this Agreement.  Except as reflected on the SEC Edgar web site containing the SEC Filings of Global Earth, Global Earth is not affected by any present or threatened strike or other labor disturbance or, to the best knowledge of Global Earth, is any union attempting to represent any employee of Global Earth as collective bargaining agent.  Global Earth is not in material violation of, or in material default with respect to, any law, rule, regulation, order, judgment, or decree; nor is Global Earth required to take any action in order to avoid such a violation or default.

(j)

Compliance with Laws and Regulations.  Except as otherwise disclosed on the SEC Edgar web site containing the SEC Filings of Global Earth, to the best knowledge of Global Earth, Global Earth is in material compliance, with all laws, ordinances, codes, restrictions, regulations (environmental and otherwise) and other legal requirements applicable to the conduct of its business, the noncompliance with which would be likely to have a material adverse effect on its business; and there are no lawsuits or proceedings pending or, to its best knowledge, threatened with respect to the foregoing.

(k)

Absence of Certain Changes or Events.  Except as otherwise disclosed on the SEC Edgar web site containing the SEC Filings of Global Earth, since August 31, 2009, there has not been any change in or any event or condition (financial or otherwise) affecting the property, assets (including cash and all accounts receivable), liabilities, operations, or prospects of Global Earth, other than changes in the ordinary course of its business, none of which has (either when taken by itself or taken in conjunction with all other such changes) been materially adverse.

(l)

No Disputes with Auditors.  As of the date of this Agreement, neither Global Earth nor the Subsidiary has had any disputes with its auditors.

(m)

Tax Returns and Audits.  As of the date of this Agreement, Global Earth and the Subsidiary have duly filed all federal, state, and local tax returns as required to be filed by them (including, but not limited to, all payroll or other employment related tax returns), and have paid all federal, state and local taxes, including, but not limited to all payroll and employment taxes, required to be paid with respect to the periods covered by such returns.  Global Earth and the Subsidiary have not been delinquent in the payment of any tax, assessment, or governmental charge, and have not had any tax deficiencies proposed or assessed against them and have not executed any waiver of the statute of limitations on the assessment or collection of any tax.  Global Earth has delivered to 688239 B.C. all tax returns of Global Earth and the Subsidiary for the last five years.

(n)

Organization and Standing of Global Earth.  Global Earth is a duly organized and validly existing Nevada corporation in good standing, with all requisite corporate power and authority to carry on its business as presently conducted.  Global Earth has not qualified to do business in any other state.

(o)

Subsidiaries.  Global Earth has one subsidiary, namely, the Subsidiary, which is a duly organized and validly existing Wyoming corporation in good standing, with all requisite corporate power and authority to carry on its business as presently conducted which is not qualified to do business in any other state.

(p)

Capitalization of Global Earth.  Global Earth is authorized by its Articles of Incorporation to issue 800,000,000 shares of the Global Earth Common Stock of which 31,842,582 shares will be duly and validly issued and outstanding, fully paid, and non-assessable as of the Effective Date, and 100,000,000 shares of preferred stock, par value $0.001 per share, of which 1,000,000 shares of Class B preferred stock are issued or outstanding.  Other than as disclosed herein, there are no outstanding options, contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of the Global Earth Common Stock or other securities or entitling anyone to acquire the Global Earth Common Stock or other securities of Global Earth.

(q)

Capitalization of the Subsidiary.  The Subsidiary is authorized by its Articles of Incorporation to issue 800,000,000 shares of the Subsidiary Common Stock, one share of which will be duly and validly issued and outstanding, fully paid, and non-assessable as of the Effective Date, and 100,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued or outstanding.  Other than as disclosed herein, there are no outstanding options, contracts, commitments, warrants, preemptive rights, agreements or any rights of any character affecting or relating in any manner to the issuance of the Subsidiary Common Stock or other securities or entitling anyone to acquire the Subsidiary Common Stock or other securities of the Subsidiary.

(r)

Effect of the Transaction.  Following the Effective Date and all of the transactions described herein, Global Earth shall have 96,842,582 shares of the Global Earth Common Stock issued and outstanding, owned as follows: (a) 31,842,582 shares owned by the Global Earth Stockholders and (b) 65,000,000 shares owned by the 688239 B.C. Stockholder.  As a result of the Merger, the 688239 B.C. Stockholder will own approximately 67 percent of the issued and outstanding shares of the Global Earth Common Stock following the Merger, with the remaining approximately 33 percent owned by the current Global Earth stockholders.  However, it should be understood that one stockholder of Global Earth owns 1,000,000 shares of the Global Earth Class B preferred stock which has voting rights equal to 500 shares of the Global Earth Common Stock for every one share of Global Earth preferred stock held, which equates to voting rights of 500,000,000 shares of the Global Earth Common Stock, which amount exceeds the outstanding shares of the Global Earth Common Stock.  Therefore, due to the voting rights contained in the outstanding shares of the Global Earth preferred stock, there will be no change of control in Global Earth.

(s)

No Employees.  Global Earth and the Subsidiary do not now have and will not have at the Effective Date any employees.

(t)

No Employment Contracts.  Global Earth and the Subsidiary, as of the Effective Date, shall have no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other parties, and shall have terminated all outstanding and unexercised warrants and options to purchase shares of the Global Earth Common Stock.  Provided, however, notwithstanding anything herein contained to the contrary, at the Effective Date, the Subsidiary shall execute management agreements in the form attached hereto as Schedule 12(t).

(u)

No Benefit Plans.  Global Earth and the Subsidiary have no insurance or employee benefit plans whatsoever.

(v)

No Powers of Attorney.  Global Earth and the Subsidiary have no outstanding powers or attorney and no obligations concerning its performance hereunder.

(w)

Compliance.  Global Earth shall cause Global Earth and the Subsidiary and their officers and employees to comply with all applicable provisions of this Agreement.

(x)

Representations and Warranties of True and Complete.  All representations and warranties of Global Earth and the Subsidiary in this Agreement and the Other Agreements are true, accurate and complete in all material respects as of the Effective Date.

(y)

No Knowledge of Default.  Global Earth and the Subsidiary have no knowledge that any of the representations and warranties of 688239 B.C. and the 688239 B.C. Stockholder contained in this Agreement or the Other Agreements are untrue, inaccurate or incomplete in any respect or that 688239 B.C. and the 688239 B.C. Stockholder are in default under any term or provision of this Agreement or the Other Agreements.

(z)

No Untrue Statements.  No representation or warranty by Global Earth and the Subsidiary in this Agreement or in any writing furnished or to be furnished pursuant hereto, contains or will contain any untrue statement of a material fact, or omits, or will omit to state any material fact required to make the statements herein or therein contained not misleading.

(aa)

Reliance.  The foregoing representations and warranties are made by Global Earth and the Subsidiary with the knowledge and expectation that 688239 B.C. and the 688239 B.C. Stockholder are placing complete reliance thereon.

13.

Conditions Precedent to Obligations of Global Earth and the Subsidiary.  All obligations of Global Earth and the Subsidiary under this Agreement are subject to the fulfillment, prior to or at the Effective Date, of the following conditions:

(a)

Representations and Warranties True at the Effective Date.  The representations and warranties of 688239 B.C. and the 688239 B.C. Stockholder herein shall be deemed to have been made again as of the Effective Date, and then be true and correct, subject to any changes contemplated by this Agreement.  688239 B.C. and the 688239 B.C. Stockholder shall have performed all of the obligations to be performed by them hereunder on or prior to the Effective Date.

(b)

Proof of Authority.  The counsel for Global Earth shall have received evidence reasonably sufficient to such counsel that 688239 B.C. and the 688239 B.C. Stockholder have all requisite authorizations necessary for consummation by 688239 B.C. and the 688239 B.C. Stockholder of the transactions contemplated hereby, and there has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

(c)

No Orders.  There has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

(d)

Directors and Officers Insurance.  Following the Effective Date, the currently existing directors and officers insurance with respect to the directors and officers of Global Earth shall be maintained in full force and effect for a minimum period of three years from the Effective Date, keeping intact all prior acts of Global Earth, as well acts occurring after the Effective Date.

(e)

Deliveries at the Effective Date.  688239 B.C. and the 688239 B.C. Stockholder shall have delivered to Global Earth and the Subsidiary at the Effective Date all of the documents required to be delivered hereunder.

(f)

Certificates of Good Standing.  688239 B.C. shall have delivered to Global Earth certificates or telegrams issued by appropriate governmental authorities evidencing the good standing of 688239 B.C. as of a date not more than 10 days prior to the Effective Date, in the Province of British Columbia and in each state of the United States or Canadian province where 688239 B.C. is qualified to do business.

(g)

Opinion of Counsel.  688239 B.C. shall have delivered at the Effective Date to Global Earth an opinion of its counsel dated as of date of the Effective Date in form and substance reasonably satisfactory to Global Earth and its counsel, to the effect that (i) 688239 B.C. is a duly and validly organized and existing corporation in good standing under the laws of the Province of British Columbia, and in each state of the United States or Canadian province where 688239 B.C. may be qualified as a foreign corporation, with full corporate power to carry on the business in which it is engaged; (ii) the performance of this Agreement and the consummation of the transactions contemplated herein will not result in any breach or violation of any terms or provisions of or cause a default under the Articles of Incorporation of 688239 B.C. or, to 688239 B.C.’s said counsel best knowledge and belief any order, rule, or regulation of any court, governmental agency or body having jurisdiction over 688239 B.C., or any of its activities, properties, any statute, indenture, mortgage, deed of trust, lease, loan agreement, security agreement, or other agreement or instrument known to said counsel, to which 688239 B.C. is a party or by which it is bound or to which any of its property is subject; (iii) no provision of the Articles of Incorporation, minutes or share certificates of 688239 B.C. or, to 688239 B.C.’s said counsel’s best knowledge and belief, any contract to which 688239 B.C. or the 688239 B.C. Stockholder is a party or otherwise bound or affected, prevents the 688239 B.C. Stockholder from delivering good, absolute, and marketable title to the 688239 B.C. Common Stock to Global Earth as contemplated by this Agreement; (iv) 688239 B.C. is authorized by its Articles of Incorporation to issue 10,000 shares of the 688239 B.C. Common Stock; (v) that as of the date of this Agreement, there were 5,000 shares of the 688239 B.C. Common Stock duly and validly issued and outstanding, fully paid, and non-assessable; (vi) as of the Effective Date, all shares of the 688239 B.C. Common Stock were held by one 688239 B.C. Stockholder who is an “accredited investor” as defined in the Securities Act, and subject to the terms of the Merger as of the Effective Date; (vii) to the best knowledge and belief of such counsel the issuance and sale of the 688239 B.C. Common Stock did not violate the Securities Act, or the rules and regulations of the SEC thereunder, or applicable state securities or Blue Sky Laws, and that 688239 B.C. has no other authorized or outstanding series or class of capital stock or other securities; and (viii) such counsel has no knowledge of any litigation, proceeding, or governmental investigation or labor dispute pending or threatened against or relating to 688239 B.C., its properties or businesses, except as set forth herein or in said opinion.

(h)

Resolutions.  The counsel for Global Earth shall have received certified resolutions of a meeting of the Board of Directors of 688239 B.C. and the 688239 B.C. Stockholder pursuant to which this Agreement and the transactions contemplated hereby were duly and validly approved, adopted and ratified by the Board of Directors of 688239 B.C. and the 688239 B.C. Stockholder, all in form and content satisfactory to such counsel, authorizing (i) the execution, delivery and performance of this Agreement, (ii) such other documents and instruments as shall be necessary to consummate the transactions contemplated hereby and thereby, and (iii) all actions to be taken by 688239 B.C. hereunder.

(i)

Certification.  688239 B.C. shall have delivered to Global Earth at the Effective Date a certificate dated as of the Effective Date, executed by 688239 B.C., certifying that the conditions specified in this Paragraph 13 have been fulfilled.

(j)

Other Matters.  All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to Global Earth and the Subsidiary and their counsel, whose approval shall not be unreasonably withheld.

14.

Conditions Precedent to Obligations of 688239 B.C. and the 688239 B.C. Stockholder  All obligations of 688239 B.C. and the 688239 B.C. Stockholder under this Agreement are subject to the fulfillment, prior to or at the Effective Date, of the following conditions:

(a)

Representations and Warranties True at Effective Date.  The representations and warranties of Global Earth and the Subsidiary herein shall be deemed to have made again at the Effective Date, and then be true and correct, subject to any changes contemplated by this Agreement.  Global Earth and the Subsidiary shall have performed all of the obligations to be performed by Global Earth and the Subsidiary hereunder on or prior to the Effective Date.

(b)

Proof of Authority.  The counsel for 688239 B.C. and the 688239 B.C. Stockholder shall have received evidence reasonably sufficient to such counsel that Global Earth and the Subsidiary have all requisite authorizations necessary for consummation by Global Earth and the Subsidiary of the transactions contemplated hereby, and there has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation that might reasonably be expected to result in any such injunction or order is pending.

(c)

SEC Filings.  Global Earth shall be current in all of the SEC Filings as of the Effective Date.

(d)

No Disputes with Auditors.  As of the Effective Date, neither Global Earth nor the Subsidiary shall have had any disputes with its auditors.

(e)

Opinion of Counsel.  Global Earth and the Subsidiary shall have delivered at the Effective Date to 688239 B.C. and the 688239 B.C. Stockholder an opinion of their counsel dated as of date of the Effective Date in form and substance reasonably satisfactory to 688239 B.C. and the 688239 B.C. Stockholder and their counsel, to the effect that (i) each of Global Earth and the Subsidiary is a duly and validly organized and existing corporation in good standing under the laws of the state of its organization, with full corporate power to carry on the business in which it is engaged; (ii) the performance of this Agreement and the consummation of the transactions contemplated herein will not result in any breach or violation of any terms or provisions of or cause a default under the Articles of Incorporation, as amended, or Bylaws, as amended, of Global Earth or the Subsidiary or to said counsel’s knowledge and belief, any order, rule, or regulation of any court, governmental agency or body having jurisdiction over Global Earth or the Subsidiary or any of their activities, properties, any statute, indenture, mortgage, deed of trust, lease, loan agreement, security agreement, or other agreement or instrument known to said counsel, to which they are a party or by which they are bound or to which any of their property is subject; and (iii) no provision of the Articles of Incorporation, as amended, Bylaws, as amended, minutes or share certificates of Global Earth or the Subsidiary or, to their said counsel’s knowledge and belief, any contract to which either Global Earth or the Subsidiary is a party or otherwise bound or affected, prevents Global Earth and the Subsidiary from performing their obligations as contemplated by this Agreement.

(f)

No Orders.  There has not been issued, and there is not in effect, any injunction or similar legal order prohibiting or restraining consummation of any of the transactions herein contemplated, and no legal or governmental action, proceeding or investigation which might reasonably be expected to result in any such injunction or order is pending.

(g)

Deliveries at the Effective Date.  Global Earth and the Subsidiary shall have delivered to 688239 B.C. and the 688239 B.C. Stockholder at the Effective Date all of the documents required to be delivered hereunder.

(h)

Certificates of Good Standing.  Global Earth and the Subsidiary shall have delivered to 688239 B.C. and the 688239 B.C. Stockholder certificates or telegrams issued by appropriate governmental authorities evidencing the good standing of Global Earth and the Subsidiary as of a date not more than 10 days prior to the Effective Date, in the States of Nevada and Wyoming, respectively and in each state where Global Earth and the Subsidiary are qualified to do business.

(i)

Resolutions.  The counsel for 688239 B.C. and the 688239 B.C. Stockholder shall have received certified resolutions of a meeting of the Board of Directors of Global Earth and the Subsidiary and the stockholder of the Subsidiary pursuant to which this Agreement and the transactions contemplated hereby were duly and validly approved, adopted and ratified by the Board of Directors of Global Earth and the Subsidiary and the stockholder of the Subsidiary, all in form and content satisfactory to such counsel, authorizing (i) the execution, delivery and performance of this Agreement, (ii) such other documents and instruments as shall be necessary to consummate the transactions contemplated hereby and thereby, and (iii) all actions to be taken by Global Earth and the Subsidiary hereunder.

(j)

Certification.  Global Earth and the Subsidiary shall have delivered to 688239 B.C. and the 688239 B.C. Stockholder at the Effective Date a certificate dated as of the Effective Date, executed by Global Earth and the Subsidiary, certifying that the conditions specified in this Paragraph 14 have been fulfilled.

(k)

Other Matters.  All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transaction shall be satisfactory in form and substance to 688239 B.C. and the 688239 B.C. Stockholder and their counsel, whose approval shall not be unreasonably withheld.

15.

The Nature and Survival of Representations, Covenants and Warranties.  All statements and facts contained in any memorandum, certificate, instrument, or other document delivered by or on behalf of the parties hereto for information or reliance pursuant to this Agreement, shall be deemed representations, covenants and warranties by the parties hereto under this Agreement.  All representations, covenants and warranties of the parties shall survive the Effective Date and all inspections, examinations, or audits on behalf of the parties, shall expire 18 months after the Effective Date.

16.

Records of 688239 B.C.  For a period of five years following the Effective Date, the books of account and records of 688239 B.C. pertaining to all periods prior to the Effective Date shall be available for inspection by the 688239 B.C. Stockholder for use in connection with tax audits.

17.

Destruction of Property.  If, on or before the Effective Date, any substantial portion of the fixed assets of any of the parties hereto shall suffer a loss of fire, flood, tornado, hurricane, riot, accident or other calamity, whether or not insured, to such an extent that in the opinion of Global Earth there will be such a delay in repairing or replacing said assets so as to materially affect the future operations of any such party, then the other parties hereto may, at their sole option, terminate this Agreement without cost, expense, or liability to any party.

18.

Default by Global Earth or the Subsidiary.  If 688239 B.C. and the 688239 B.C. Stockholder do not default hereunder and either of Global Earth or the Subsidiary defaults hereunder, 688239 B.C. and the 688239 B.C. Stockholder may elect to terminate this Agreement as well as any other agreement executed by 688239 B.C. and the 688239 B.C. Stockholder in connection with the transactions contemplated by this Agreement, including but not limited to any independent nondisclosure agreement or any other independent agreements, whereupon no party shall be liable to the others hereunder, or 688239 B.C. and the 688239 B.C. Stockholder may assert any remedy, including specific performance, which 688239 B.C. and the 688239 B.C. Stockholder may have by reason of any such default.  From and after the Effective Date, subject to the terms and provisions hereof, in the event of a breach by any party of the terms of this Agreement or any obligation of a party which survives the Effective Date, the non-defaulting party may assert any remedy, either at law or in equity to which such non-defaulting party may be entitled.

19.

Default by 688239 B.C. and the 688239 B.C. Stockholder.  If Global Earth and the Subsidiary do not default hereunder and 688239 B.C. and/or the 688239 B.C. Stockholder defaults hereunder, Global Earth may elect to terminate this Agreement as well as any other agreement executed by Global Earth and the Subsidiary in connection with the transactions contemplated by this Agreement, including but not limited to any independent nondisclosure agreement or any other independent agreements, whereupon no party shall be liable to the others hereunder, or Global Earth and the Subsidiary may assert any remedy, including specific performance, which Global Earth and the Subsidiary may have by reason of any such default of 688239 B.C. and/or the 688239 B.C. Stockholder.  From and after the Effective Date, subject to the terms and provisions hereof, in the event of a breach by any party of the terms of this Agreement or any obligation of a party which survives the Effective Date, the non-defaulting party may assert any remedy, either at law or in equity, to which such non-defaulting party may be entitled.

20.

Termination.  In the event of the termination of this Agreement prior to the Effective Date, no party shall have any obligation to any other in connection herewith or in connection with any other documents which may have been executed by any party with respect to the transactions contemplated by this Agreement whether or not such documents are described herein.

21.

Cooperation.  The parties hereto will each cooperate with the other, at the other’s request and expense, in furnishing information, testimony, and other assistance in connection with any actions, proceedings, arrangements, disputes with other persons or governmental inquiries or investigations involving the parties hereto or the transactions contemplated hereby.

22.

Further Conveyances and Assurances.  After the Effective Date, each of the parties hereto will, without further cost or expense to, or consideration of any nature from any other party hereto, execute and deliver, or cause to be executed and delivered, to the other parties, such additional documentation and instruments of transfer and conveyance, and will take such other and further actions, as the other parties may reasonably request as more completely to consummate the transactions contemplated hereby.

23.

Effective Date.  The Effective Date of the Merger contemplated hereunder shall be on or before May 10, 2010, subject to acceleration or postponement from time to time as the parties hereto may mutually agree.  The closing of the Merger shall be conducted by electronic communications at 2:00 p.m. eastern time on the Effective Date, unless another hour or place is mutually agreed upon by the parties hereto, at which time Articles of Merger for the Subsidiary and 688239 B.C. shall be filed with the State of Wyoming and the Province of British Columbia as described herein.

24.

Deliveries on the Effective Date by 688239 B.C. and the 688239 B.C. Stockholder.  Following the filing of Articles of Merger for the Subsidiary and 688239 B.C. as described herein, on the Effective Date, 688239 B.C. and the 688239 B.C. Stockholder shall deliver all documents and certifications required to be delivered hereunder.

All documents reflecting any actions taken, received or delivered pursuant to this Paragraph 24 shall be reasonably satisfactory in form and substance to Global Earth and the Subsidiary and their counsel.

25.

Deliveries on the Effective Date by Global Earth and the Subsidiary.  Following the filing of Articles of Merger for the Subsidiary and 688239 B.C. as described herein, on the Effective Date, Global Earth and the Subsidiary shall deliver shall deliver all documents and certifications required to be delivered hereunder.

All documents reflecting any actions taken, received or delivered pursuant to this Paragraph 25 shall be reasonably satisfactory in form and substance to 688239 B.C. and the 688239 B.C. Stockholder and their counsel.

26.

No Assignment.  This Agreement shall not be assignable by any party without the prior written consent of the other parties, which consent shall be subject to such party’s sole, absolute and unfettered discretion.

27.

Mediation and Arbitration.  All disputes arising or related to this Agreement must exclusively be resolved first by mediation with a mediator selected by the parties, with such mediation to be held in Wilmington, North Carolina.  If such mediation fails, then any such dispute shall be resolved by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association in effect at the time the arbitration proceeding commences, except that (a) Nevada law and the Federal Arbitration Act must govern construction and effect, (b) the locale of any arbitration must be in Wilmington, North Carolina, and (c) the arbitrator must with the award provide written findings of fact and conclusions of law.  Any party may seek from a court of competent jurisdiction any provisional remedy that may be necessary to protect its rights or assets pending the selection of the arbitrator or the arbitrator’s determination of the merits of the controversy.  The exercise of such arbitration rights by any party will not preclude the exercise of any self-help remedies (including without limitation, setoff rights) or the exercise of any non-judicial foreclosure rights.  An arbitration award may be entered in any court having jurisdiction.

28.

Attorneys’ Fees.  In the event that it should become necessary for any party entitled hereunder to bring suit against any other party to this Agreement for a breach of this Agreement, the parties hereby covenant and agree that the party who is found to be in breach of this Agreement shall also be liable for all reasonable attorneys’ fees and costs of court incurred by the other parties.  Provided, however, in the event that there has been no breach of this Agreement, whether or not the transactions contemplated hereby are consummated, each party shall bear itsown costs and expenses (including any fees or disbursements of its counsel, accountants, brokers, investment bankers, and finders fees).

29.

Benefit.  All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

30.

Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and delivered personally or sent by registered or certified United States mail, return receipt requested with postage prepaid, or by telecopy or e-mail, if to Global Earth and the Subsidiary, addressed to Mr. Sydney A. Harland at 1213 Culbreth Drive, Wilmington, North Carolina 28405, telephone (910) 270-7749, telecopier (910) 270-6640, and e-mail harmuir.com; and if to 688239 B.C., addressed to Mr. Melvin K. Dick at 1 – 215 Neave Road, Kelowna, British Columbia, Canada V1V 2L9, telephone (250) 807-2731, telecopier (250) 807-2741, and email mel@reisolarnetwork.com.  Any party hereto may change its address upon 10 days’ written notice to any other party hereto.

31.

Construction.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

32.

Waiver.  No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

33.

Cumulative Rights.  The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

34.

Invalidity.  In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

35.

Headings.  The headings used in this Agreement are for convenience and reference only and in no way define, limit, amplify or describe the scope or intent of this Agreement, and do not affect or constitute a part of this Agreement.

36.

Excusable Delay.  The parties shall not be obligated to perform and shall not be deemed to be in default hereunder, if the performance of a non-monetary obligation required hereunder is prevented by the occurrence of any of the following, other than as the result of the financial inability of the party obligated to perform: acts of God, strikes, lock-outs, other industrial disturbances, acts of a public enemy, war or war-like action (whether actual, impending or expected and whether de jure or de facto), acts of terrorists, arrest or other restraint of government (civil or military), blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, sink holes, civil disturbances, explosions, breakage or accident to equipment or machinery, confiscation or seizure by any government or public authority, nuclear reaction or radiation, radioactive contamination or other causes, whether of the kind herein enumerated or otherwise, that are not reasonably within the control of the party claiming the right to delay performance on account of such occurrence.

37.

No Third-Party Beneficiary.  Any agreement to pay an amount and any assumption of liability contained in this Agreement, express or implied, shall be only for the benefit of the undersigned parties and their respective successors and assigns (as herein expressly permitted), and such agreements and assumptions shall not inure to the benefit of the obligees or any other party, whomsoever, it being the intention of the parties hereto that no one shall be or be deemed to be a third-party beneficiary of this Agreement.

38.

Time of the Essence.  Time is of the essence of this Agreement.

39.

Incorporation by Reference.  The Attachments and Schedules to this Agreement referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

40.

Press Releases and Public Announcements.  No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Effective Date without the prior written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its efforts to advise the other parties prior to making the disclosure).

41.

Multiple Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A facsimile transmission or PDF copy of this signed Agreement shall be legal and binding on all parties hereto.

42.

Controlling Agreement.  In the event of any conflict between the terms of this Agreement or any of the Other Agreements or exhibits referred to herein, the terms of this Agreement shall control.

43.

Law Governing; Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to any conflicts of laws provisions thereof.  Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court located in Hanover County, North Carolina, as well as of the Courts of the State of North Carolina in Hanover County, North Carolina over any suit, action or proceeding arising out of or relating to this Agreement.  Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.

44.

Entire Agreement.  This instrument and the attachments hereto contain the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WITNESS WHEREOF, the parties have executed this Plan of Merger as of May 10, 2010.

GLOBAL EARTH ENERGY, INC.

By_________________________________

    Sydney A. Harland, Chief Executive Officer

GLOBAL EARTH ENERGY ACQUISITION COMPANY

By_________________________________

    Sydney A. Harland, Chief Executive Officer

688239 B.C. LTD.

By______________________________

    Melvin K. Dick, Chief Executive Officer

688239 B.C. STOCKHOLDER

Melvin K. Dick

Attachments:

Attachment A

Subscription Agreement

Attachment B

Articles of Incorporation of Global Earth Acquisition Company

Attachment C

Bylaws of Global Earth Acquisition Company

Schedules:

Schedule 11(c)

Violations of Various Documents

Schedule 11(g)

States and Provinces in which 688239 B.C. is Qualified to do Business

Schedule 11(j)

Change in Present Status

Schedule 11(k)

Tax Return Deficiencies

Schedule 11(l)

Litigation

Schedule 11(m)

Material Violations

Schedule 11(n)

Defaults

Schedule 11(o)

Failure to have all Permits and Approvals

Schedule 11(p)

Properties

Schedule 11(q)

Patents and Trademarks

Schedule 11(r)

Compliance with Environmental Laws

Schedule 11(s)

Absence of Certain Changes or Events

Schedule 11(v)

Employment Contracts

Schedule 12(t)

Management Agreements

ATTACHMENT A

SUBSCRIPTION AGREEMENT

Global Earth Energy, Inc.

1213 Culbreth Drive

Wilmington, North Carolina 28405

Re:

Offering of Common Stock Pursuant to a Plan of Merger

Gentlemen:

1.

Subscription.  The undersigned 688239 B.C. Stockholder hereby applies to accept shares of the common stock, $0.10 par value per share (the “Global Earth Common Stock”) of Global Earth Energy, Inc., a Nevada corporation (the “Company”) indicated below in accordance with the terms of this Subscription Agreement and the private placement relating to that certain Plan and Agreement of Triangular Merger between Global Earth Energy, Inc., Global Earth Energy, Inc. Acquisition Company and 688239 B.C. dated May 10, 2010 (the “Plan of Merger”).  The undersigned 688239 B.C. Stockholder is a stockholder of 688239 B.C., a British Columbia corporation, and pursuant to the Plan of Merger and the Merger between Global Earth Energy, Inc. Acquisition Company and 688239 B.C. shall receive 65,000,000 shares of the Global Earth Common Stock in exchange for all of his 5,000 shares of common stock in 688239 B.C., without par value  per share (the “688239 B.C. Common Stock”).  All capitalized terms which are not otherwise defined herein shall have the meaning ascribed to such terms as defined in the Plan of Merger.

2.

Representations and Warranties of the 688239 B.C. Stockholder.  The undersigned 688239 B.C. Stockholder represents and warrants as follows:

(a)

The undersigned 688239 B.C. Stockholder has received information provided to him in writing by the Company, or information from books and records of the Company, as specified below.  The undersigned 688239 B.C. Stockholder understands that all documents, records and books pertaining to this investment have been made available for inspection by him, his attorney and/or his accountant and/or his “Purchaser Representative” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and that the books and records of the Company will be available, upon reasonable notice, for inspection by 688239 B.C. Stockholders during reasonable business hours at the Company’s principal place of business.  The undersigned 688239 B.C. Stockholder and/or his advisers have had a reasonable opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the Merger, and all such questions have been answered to the full satisfaction of the undersigned 688239 B.C. Stockholder.  No oral representations have been made and, to the extent oral information has been furnished to the undersigned 688239 B.C. Stockholder or his advisers in connection with the Merger, such information was consistent with all written information furnished

(b)

Specifically, the undersigned 688239 B.C. Stockholder was provided with access to the Company’s filings with the Securities and Exchange Commission, including the following:

(i)

The Company’s annual report to stockholders for the most recent fiscal year, any definitive proxy statement or information statement filed in connection with that annual report, and, if requested by the undersigned 688239 B.C. Stockholder in writing, a copy of the Company’s most recent Form 10-K pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(ii)

The information contained in an annual report on Form 10-K pursuant to the Exchange Act.

(iii)

The information contained in any reports or documents required to be filed by the Company under Sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

(iv)

A brief description of the securities being offered, the terms of the Merger, and any material changes in the Company’s affairs that are not disclosed in the documents furnished.

1

(c)

The undersigned 688239 B.C. Stockholder (i) has adequate means of providing for his current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the economic risks of an investment in the Global Earth Common Stock for an indefinite period, and (iv) at the present time, could afford a complete loss of such investment.

(d)

The undersigned 688239 B.C. Stockholder recognizes that the Global Earth Common Stock as an investment involves special risks, including those disclosed to the undersigned 688239 B.C. Stockholder by the Company.

(e)

The undersigned 688239 B.C. Stockholder understands that the shares of the Global Earth Common Stock have not been nor will be registered under the Securities Act or the securities laws of any state, in reliance upon an exemption therefrom for non-public offerings.  The undersigned 688239 B.C. Stockholder understands that the shares of the Global Earth Common Stock received by him must be held indefinitely unless they are subsequently registered or an exemption from such registration is available.  The undersigned 688239 B.C. Stockholder further understands that the Company has not agreed and is under no obligation to register the Global Earth Common Stock on his behalf or to assist him in complying with any exemption from registration.

(f)

The shares of the Global Earth Common Stock are being accepted solely for his own account for investment and not for the account of any other person and not for distribution, assignment, or resale to others and no other person has a direct or indirect beneficial interest in the shares of the Global Earth Common Stock.  The undersigned 688239 B.C. Stockholder or his advisers have such knowledge and experience in financial, tax, and business matters to enable him to utilize the information made available to him in connection with the Merger to evaluate the merits and risks of the prospective investment and to make an informed investment decision with respect thereto.

(g)

The undersigned 688239 B.C. Stockholder, if a corporation, partnership, trust, or other entity, is authorized and otherwise duly qualified to purchase and hold the Global Earth Common Stock.

(h)

All information which the undersigned 688239 B.C. Stockholder has provided to the Company concerning himself, his financial position, and his knowledge of financial and business matters, or, in the case of a corporation, partnership, trust or other entity, the knowledge of financial and business matters of the person making the investment decision on behalf of such entity, is correct and complete as of the date set forth at the end hereof, and if there should be any adverse change in such information prior to his subscription being accepted, he will immediately provide the Company with such information.

(i)

The undersigned 688239 B.C. Stockholder understands and agrees that the following restrictions and limitations are applicable to his purchase and his resales, hypothecations or other transfers of the Global Earth Common Stock pursuant to Regulation D under the Securities Act:

(i)

The undersigned 688239 B.C. Stockholder agrees that the shares of the Global Earth Common Stock shall not be sold, pledged, hypothecated or otherwise transferred unless the shares of the Global Earth Common Stock are registered under the Securities Act, and the securities laws of any state or is exempt therefrom;

(ii)

A legend in substantially the following form has been or will be placed on any certificate(s) or other document(s) evidencing the shares of the Global Earth Common Stock:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE.  WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAW OF ANY STATE, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

2

(iii)

Stop transfer instructions to the transfer agent of the Global Earth Common Stock have been or will be placed with respect to the Global Earth Common Stock so as to restrict the resale, pledge, hypothecation or other transfer thereof, subject to the further items hereof, including the provisions of the legend set forth in subparagraph (ii) above; and

(iv)

The legend and stop transfer instructions described in subparagraphs (ii) and (iii) above will be placed with respect to any new certificate(s) or other document(s) issued upon presentment by the undersigned 688239 B.C. Stockholder of certificate(s) or other document(s) for transfer.

(j)

The undersigned 688239 B.C. Stockholder understands that neither the Securities and Exchange Commission nor the securities commission of any state has made any finding or determination relating to the fairness for public investment in the Global Earth Common Stock and that the Securities and Exchange Commission as well as the securities commission of any state will not recommend or endorse any offering of securities.

(k)

The undersigned 688239 B.C. Stockholder acknowledges and is aware that it never has been represented, guaranteed, or warranted to him by the Company, its directors, officers, agents or employees, or any other person, expressly or by implication, that the limited past performance or experience on the part of the Company, or any future projections will in any way indicate the predictable results of the ownership of the Global Earth Common Stock or of the overall financial performance of the Company.

(l)

The undersigned 688239 B.C. Stockholder acknowledges that ___________________________ (complete if applicable) has acted as the “Purchaser Representative” as defined in Regulation D promulgated under the Securities Act, and (i) that he can bear the economic risk of this investment; (ii) he has relied upon the advice of the Purchaser Representative as to the merits of an investment in the Company and the suitability of such investment for the undersigned 688239 B.C. Stockholder; and (iii) the Purchaser Representative has confirmed to him, in writing, any past, present or future material relationship, actual or contemplated, between the Purchaser Representative or its affiliates and the Company or its affiliates.

(m)

The undersigned 688239 B.C. Stockholder acknowledges that the Company has made available to him or the Purchaser Representative, if any, or other personal advisers the opportunity to obtain additional information to verify the accuracy of the information furnished to him and to evaluate the merits and risks of this investment.

(n)

The undersigned 688239 B.C. Stockholder confirms that he has consulted with the Purchaser Representative, if any, or other personal advisers and that the Purchaser Representative or other advisers have analyzed the information furnished to him and the documents relating thereto on his behalf and have advised him of the business and financial aspects and consequences of and potential liabilities associated with his investment in the Global Earth Common Stock.  The undersigned 688239 B.C. Stockholder represents that he has made other risk capital investments or other investments of a speculative nature, and by reason of his business and financial experience and of the business and financial experience of those persons he has retained to advise him with respect to investments of this nature.  In reaching the conclusion that he desires to acquire the Global Earth Common Stock, the undersigned 688239 B.C. Stockholder has carefully evaluated his financial resources and investments and acknowledges that he is able to bear the economic risks of this investment.

(o)

The undersigned 688239 B.C. Stockholder acknowledges that all information made available to him and/or the Purchaser Representative, if any, and/or personal advisers in connection with his investment in the Global Earth Common Stock, including the information furnished to him, is and shall remain confidential in all respects and may not be reproduced, distributed or used for any other purpose without the prior written consent of the Company.

(p)

The undersigned 688239 B.C. Stockholder is an “Accredited Investor” as defined in Rule 501(a) of the Securities Act.

3

3.

Indemnification.  The undersigned 688239 B.C. Stockholder agrees to indemnify and hold harmless the Company and its affiliates from and against all damages, losses, costs, and expenses (including reasonable attorneys’ fees) which they may incur by reason of the failure of the undersigned 688239 B.C. Stockholder to fulfill any of the terms or conditions of this subscription, or by reason of any breach of the representations and warranties made by the undersigned 688239 B.C. Stockholder herein, or in any document provided by the undersigned 688239 B.C. Stockholder to the Company.

4.

Survival.  The foregoing representations, warranties and undertakings are made with the intent that they may be relied upon in determining the undersigned 688239 B.C. Stockholder’s suitability as a stockholder in the Company and the undersigned 688239 B.C. Stockholder hereby agrees that such representations and warranties shall survive his acceptance of the Global Earth Common Stock in connection with the Merger.  The undersigned 688239 B.C. Stockholder hereby acknowledges and agrees that he is not entitled to cancel, terminate or revoke this Subscription Agreement, or any agreements hereunder, and that this Subscription Agreement and such agreements shall survive (a) changes in the transactions, documents, and instruments previously furnished to the undersigned 688239 B.C. Stockholder which are not materially adverse, and (b) the undersigned 688239 B.C. Stockholder’s death or disability.

5.

Incorporation by Reference.  The Plan of Merger and all other agreements or documents referred to or included herein constitute integral parts to this Agreement and are incorporated into this Agreement by this reference.

6.

Notices.  All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the undersigned 688239 B.C. Stockholder or to the Company at the respective addresses set forth herein.

7.

Miscellaneous.

(a)

Notwithstanding any of the representations, warranties, acknowledgments, or agreements made herein by the undersigned 688239 B.C. Stockholder, the undersigned 688239 B.C. Stockholder does not thereby or in any other manner waive any rights granted to the undersigned 688239 B.C. Stockholder under federal or state securities laws.

(b)

Words of any gender used in this Subscription Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

(c)

In the event of any conflict between the terms of this Subscription Agreement or the Plan of Merger, the terms of the Plan of Merger shall control.

(d)

This Subscription Agreement contains the entire understanding of the parties and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

(e)

This Subscription Agreement shall be enforced, governed, and construed in all respects in accordance with the laws of the State of Nevada and all obligations hereunder shall be deemed performable in Hanover County, North Carolina.

4

IN WITNESS WHEREOF, I have executed this Subscription Agreement as of the 10th day of May, 2010.

________________________________

(Signature)

________________________________

(Print or Type Name)

________________________________

Social Security Number

________________________________

Address

________________________________

Number of Shares of 688239 B.C. Common Stock Held

Subscription Accepted this 10th day of May, 2010.

GLOBAL EARTH ENERY, INC.

By________________________________

    Sydney A. Harland, Chief Executive Officer

ATTACHMENT B

ARTICLES OF INCORPORATION OF

GLOBAL EARTH ENERGY ACQUISITION COMPANY

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

For Office Use Only

Profit Corporation
Articles of Incorporation

1. Corporation name:

Global Earth Energy Acquisition Company

2. Name and physical address of its registered agent:
(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office. ***The registered agent must have a physical address in Wyoming.*** *A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must be included in the registered office address.)*
CT Corporation System, 1720 Carey Avenue, Cheyenne, Wyoming, 82001

3. Mailing address of the corporation:
1213 Culbreth Drive, Wilmington, North Carolina 28405

4. Principal office address:
1213 Culbreth Drive, Wilmington, North Carolina 28405

5. Number and class of shares the corporation will have the authority to issue:
800,000,000 shares of common stock, $0.001 par value per share; 100,000,000 shares of preferred stock, $0.001 par value per share

6. Incorporators (*list names and addresses of each incorporator*):
Norman T. Reynolds, Esq.
P.O. Box 131326
Houston, Texas 77219

P-ArticlesIncorporation - Revised 07/17/2009

7. Execution (*all incorporators must sign*):

Signature: Norman T. Reynolds **Date:** April 23, 2010 *(mm/dd/yyyy)*

Print Name: Norman T. Reynolds

Signature: ______________________ **Date:** *(mm/dd/yyyy)*

Print Name:

Signature: ______________________ **Date:** *(mm/dd/yyyy)*

Print Name:

Contact Person: Norman T. Reynolds

Daytime Phone Number: (713) 503-9411 Email: nreynolds@ntrlawfirm.com

Checklist

- [x] ***Filing Fee: $100.00*** Make check or money order payable to Wyoming Secretary of State.
- [x] The Articles must be in compliance with Wyoming Statutes 17-16-120 and 17-16-202.
- [x] The Articles must be accompanied by a written consent to appointment executed by the registered agent.
- [x] For consistency the Secretary of State's Office will only keep one version of the agent's name on file.
- [x] Please submit one **originally signed** document and one exact photocopy of the filing.
- [x] **Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing of your documents.**

Other Requirements:

- An annual report will be due annually on the first day of the anniversary month of formation. If not paid within sixty (60) days from the due date, the entity will be subject to dissolution/revocation.

P-ArticlesIncorporation - Revised 07/17/2009

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: business@state.wy.us

Consent to Appointment by Registered Agent

I, CT Corporation System , registered office located at
(name of registered agent)

CT Corporation System, 1720 Carey Avenue, Cheyenne, Wyoming, 82001 voluntarily consent to serve

* *(registered office physical address, city, state & zip)*

as the registered agent for Global Earth Energy Acquisition Company
(name of business entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: Stephanie Allison **Date:** 04/23/2010
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Print Name: Stephanie Allison Daytime Phone:

Title: Assistant Secretary Email:

Registered Agent Mailing Address
(if different than above):

***If this is a new address, complete the following:**

Previous Registered Office(s):

I hereby certify that:

- After the changes are made, the street address of my registered office and business office will be identical.
- This change affects every entity served by me and I have notified each entity of the registered office change.
- I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ______________________ **Date:**
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Checklist
☑ Submit one **originally signed** consent to appointment and one exact photocopy.

RAConsent – Revised 10/21/2009

ATTACHMENT C

BYLAWS OF

GLOBAL EARTH ENERGY ACQUISITION COMPANY

ARTICLE I

OFFICES

1.1

The registered office of Global Earth Energy Acquisition Company (the “Company”) shall be at 1720 Carey Avenue, Cheyenne, Wyoming 82001.  The name of the registered agent at such address is CT Corporation System.

1.2

The Company also may have offices at such other places, both within and without the State of Wyoming, as the Board of Directors may from time to time decide are necessary or proper to the business of the Company.

ARTICLE II

SHAREHOLDERS

2.1

All meetings of the shareholders for any purpose shall be held at such time and place, within or without the State of Wyoming, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.2

Annual meetings of the shareholders, commencing with the year 2010, shall be held at a time and on a day during the month of June to be selected by the Board of Directors.  At the meeting, the shareholders shall elect a Board of Directors and transact such other business as properly may be brought before the meeting.

2.3

Special meetings of the shareholders may be called for any purpose by the President, or at the request in writing of 50 percent of the Board of Directors, or at the request in writing of holders of not less than 10 percent of all the shares entitled to vote at the meeting.  A request directed to either the President or the Secretary shall state the purposes of the proposed meeting and business transacted at any special meeting of the shareholders shall be confined to the purposes stated in the notice of the meeting.

2.4

At least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books.  For a period of 10 days prior to the meeting, the list shall be kept on file at the registered office of the Company and shall be subject to inspection by any shareholder at any time during usual business hours.  The list also shall be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the whole time of the meeting.

2.5

Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Company.

2.6

The holders of 51 percent of the shares issued and outstanding and entitled to vote at such meeting, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or the Articles of Incorporation or these Bylaws.  If a quorum is not present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.  At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.7

When a quorum is present at any meeting, the vote of the holders of 51 percent of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by law, by the Articles of Incorporation or these Bylaws.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shares to leave less than a quorum.

2.8

Each outstanding share having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of the shareholders.  A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact, but no proxy shall be valid after 11 months from the date of its execution, unless otherwise expressly provided in the proxy.  Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than 11 months.  Each proxy shall be filed with the Secretary of the Company prior to or at the time of the meeting.  Any vote must be taken by written ballot upon the oral request of any shareholder.

2.9

Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders.  Any such signed consent, or a signed copy thereof shall be placed in the minute book of the Company.

ARTICLE III

DIRECTORS

3.1

The business and affairs of the Company shall be managed by its Board of Directors, which may exercise all powers of the Company and do all lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

3.2

The number of directors which shall constitute the entire Board shall be determined by the Board of Directors from time to time but at no time shall be less than one.

3.3

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the remaining directors, although less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

3.4

Any director may be removed with or without cause at any special or annual meeting of shareholders, by the affirmative vote of 51 percent of the number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such director, if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

3.5

Regular or special meetings of the Board of Directors may be held either within or without the State of Wyoming.

3.6

The Chairman of the Board, if one be elected by the Board, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors, upon written direction given to him pursuant to resolution duly adopted by the Board of Directors.

3.7

The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  If the shareholders fail to fix the time and place of such first meeting, it shall be held without notice immediately following the annual meeting of the shareholders, and at such time and place, unless by unanimous consent of the director then elected and serving, such time or place shall be changed.

3.8

Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

3.9

Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President and shall be called by the Secretary on the written request of one director.  Notice of any special meeting of the Board of Directors shall be given to each director at least five days before the date of the meeting.

3.10

Subject to the provisions required or permitted by the laws of the State of Wyoming for notice of meetings, unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of such Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Paragraph 3.10 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.11

Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.  Except as may be otherwise provided by law, by the Articles of Incorporation, or by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.12

At all meetings of the Board of Directors, 51 percent of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.  If a quorum shall not be present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

3.13

The Board of Directors, by resolution passed by 51 percent of the entire Board, may from time to time designate members of the Board to constitute committees, including an executive committee, which shall in each case consist of such number of directors, not less than one, and shall have and may exercise such powers as the Board may determine and specify in the respective resolutions appointing them.  A majority of all of the members of any such committee may determine its action and fix the time and place of any meeting, unless the Board of Directors shall otherwise direct.  The Board of Directors shall have power at any time to change the number and the members of any such committee, to fill vacancies and to discharge any such committee.

3.14

Any action required or permitted to be taken at a meeting of the Board of Directors or at any executive committee may be taken without a meeting if a consent in writing setting forth the actions so taken is signed by all the members of the Board of Directors or such committee, as the case may be.

3.15

By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attending each meeting of the Board and may be paid a fixed sum for attending each meeting of the Board or the stated salary for a director.  No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.  Members of the executive committee or of special or standing committees may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

3.16

The Board of Directors shall keep regular minutes of its proceedings and such minutes shall be placed in the minute book of the Company.

1

ARTICLE IV

NOTICES

4.1

Any notice to directors or shareholders shall be in writing and shall be delivered personally or mailed to the directors or shareholders at their respective addresses appearing on the books of the Company.  Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid.

4.2

Any notice required to be given may be subject to a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, and such waiver shall be deemed equivalent to the giving of such notice in a timely manner.  Any such signed waiver of notice, or a signed copy thereof, shall be placed in the minute book of the Company.  Attendance of such persons at any meeting shall constitute a waiver of notice of such meeting, except where the persons attend for the express purpose of objecting that the meeting is not lawfully convened.

ARTICLE V

OFFICERS

5.1

The Board of Directors shall elect a President and a Secretary and such other officers and assistant officers as it may deem desirable to have to conduct the affairs of the Company.

5.2

The Company also may have, at the discretion of the Board of Directors, a Chairman of the Board, and such other officers or assistant officers as may be appointed in accordance with the preceding paragraph.

5.3

The salaries of all officers and employees of the Company shall be fixed by the Board of Directors.  The Board of Directors shall have the power to enter into contracts for the employment and compensation of officers and employees on such terms as the Board deems advisable.

5.4

The officers of the Company shall hold office until their successors are elected or appointed and qualified, or until their death, resignation, or removal from office.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.  Election or appointment of an officer or employee shall not of itself create contractual rights.  Any vacancy occurring in any office of the Company, by death, resignation, removal, or otherwise, may be filled by the Board of Directors.

5.5

Any officer may be removed, whether with or without cause, by the Board of Directors, at any regular or special meeting, or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

5.6

If the office of the Chairman of the Board, President, Vice-President, Secretary, Treasurer, Assistant Secretary, or Assistant Treasurer becomes vacant by reason of death, resignation or removal, the Board of Directors shall elect a successor who shall hold office for the unexpired term, and until his successor is elected.

5.7

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.  Unless so authorized, no officer, agent, or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

5.8

The President shall be the chief executive officer of the Company, shall have general and active management of the business of the Company and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall preside at all meetings of the shareholders and, in the absence of a Chairman of the Board, at all meetings of the Board of Directors.

5.9

The Vice-Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, in the absence or disability of the President, shall perform the duties and have the authority and exercise the powers of the President.  They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

5.10

The Secretary shall attend all meetings of the Board of Directors and of the shareholders and record all business transacted at such meetings in a minute book to be kept for that purpose and he shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and regular and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, or President, under whose supervision he shall be.  He shall keep and take custody of the seal of the Company and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary or of the Treasurer.

5.11

The Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.  They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President from time to time may delegate.

5.12

The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Company and shall deposit all funds and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

5.13

The Treasurer shall disburse funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Company.

5.14

The Treasurer shall perform such other duties and have such other authority as the Board of Directors may from time to time prescribe, or as the President may from time to time delegate.

5.15

The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the Treasurer.  They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the President may from time to time delegate.

ARTICLE VI

CERTIFICATES AND SHAREHOLDERS

6.1

Certificates for shares of the stock of the Company shall be in such form as shall be required by law and as shall be approved by the Board of Directors.  Every certificate for shares issued by the Company must be signed by the President, or a Vice-President and the Secretary, or an Assistant Secretary.  Such certificate shall bear a legend in the form and containing the restrictions required to be thereon by the laws of the State of Wyoming.

6.2

Certificates shall be delivered representing all shares to which shareholders are entitled.  Each certificate shall be consecutively numbered and shall be entered into the books of the Company as they are issued.  Each certificate shall state on the face thereof the holder’s name, the number and class of shares, the par value of such shares, and such other matters as may be required by law, the Articles of Incorporation or these Bylaws.

6.3

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate previously issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the loss or destruction.  In so doing the Board of Directors may in its discretion and as a condition precedent to the issuance of any such certificate (a) require the owner of the lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or (b) to give the Company a bond (with a surety or sureties satisfactory to the Company in such sum as it may direct, as indemnity against any claim, or expense resulting from any claim, that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.

6.4

Shares of stock shall be transferable only on the books of the Company by the holder thereof in person or by his duly authorized attorney.  Upon surrender to the Company or its transfer agent of a certificate representing shares properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Company or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

6.5

The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law, or any stock purchase and redemption agreement to which the stock may be subject.

ARTICLE VII

OTHER PROVISIONS

7.1

Dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Company, subject to the provisions of the Articles of Incorporation and to the laws of the State of Wyoming.  The declaration and payment of dividends shall be at the discretion of the Board of Directors.

7.2

Before payment of any dividend, the Board of Directors may create and set aside funds and reserves such as the directors, from time to time and in their absolute discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Company, or for any other purpose they think beneficial to the Company.  The directors may modify or abolish any such reserve or fund in the manner in which it was created.

7.3

The Company shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the share held by each.

7.4

All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

7.5

The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

7.6

The Board of Directors shall present at each annual meeting of shareholders a full and clear statement of the business and condition of the Company, including a reasonably detailed balance sheet, income statement, and surplus statement.

7.7

The Company’s seal shall be in such form as may be prescribed by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

7.8

The Company shall indemnify any person who serves as a director, officer, agent, or employee of the Company against expenses actually and necessarily incurred by such person, and any amount paid in satisfaction of judgment in connection with any action, suit or proceedings in which he is made a party by reason of being or having been such a director, officer, agent or employee, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of his duties.

7.9

The Company also may reimburse to any such person described in the preceding paragraph the reasonable costs of settlement of any such proceeding, if it is found by a majority of the directors not involved in the proceeding that it was in the interest of the Company to make such settlement and that such person was not guilty of gross negligence or willful misconduct.  These rights of indemnification and reimbursement shall not be exclusive of any other right to which such person may be entitled by law, bylaw, agreement, shareholder’s vote or otherwise.

7.10

Any director, officer or agent may resign by giving written or oral notice to the Board of Directors, or to the President or the Secretary.  Any such resignation shall take effect at the time specified therein, or immediately if no time is specified therein.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE VIII

AMENDMENT AND CONSTRUCTION

8.1

These Bylaws may be altered, amended, or repealed, or new Bylaws may be adopted by the shareholders at any regular or special meeting.  In addition, the shareholders have delegated to the Board of Directors the power to alter, amend, or repeal the Bylaws, or to adopt new Bylaws.  The Board of Directors accepts such delegation of authority and shall act accordingly at any regular or special meeting upon notice given at least 10 days prior to any meeting stating that purpose.

8.2

If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable, the remainder of these Bylaws shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative.

2

Schedule 11(c)

Violations of Various Documents

None.

Schedule 11(g)

States and Provinces in which 688239 B.C. is Qualified to do Business

British Columbia, Washington

Schedule 11(j)

Change in Present Status

None.

Schedule 11(k)

Tax Return Deficiencies

None.

Schedule 11(l)

Litigation

None.

Schedule 11(m)

Material Violations

None.

Schedule 11(n)

Defaults

None.

Schedule 11(o)

Failure to have all Permits and Approvals

None.

Schedule 11(p)

Properties

None.

Schedule 11(q)

Patents and Trademarks

None.

Schedule 11(r)

Compliance with Environmental Laws

None.

Schedule 11(s)

Absence of Certain Changes or Events

None.

Schedule 11(v)

Employment Contracts

None.

Schedule 12(t)

Management Agreements

To be supplied later.